UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

PACKAGING DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49741	32-0009217
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3900 West 43rd Street, Chicago, Illinois		60632
(Address of Principal Executive Offices)		(Zip Code)

(773) 843-8000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of May 1, 2006, David E. Wartner resigned from his position as Packaging Dynamics Corporation’s (the “Company”) principal accounting officer. In connection with such resignation, Mr. Wartner and the Company terminated in its entirety the Severance and Change of Control Agreement, dated March 31, 2005, by and between the Company and Mr. Wartner.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in Item 1.02 of this Current Report on Form 8-K, effective as of May 1, 2006, Mr. Wartner resigned as the Company’s principal accounting officer.

Patrick T. Chambliss, the Company’s Chief Financial Officer, shall serve as the interim principal accounting officer. Mr. Chambliss, 38, has served as Vice President, Chief Financial Officer and Secretary of the Company since September 2004. Mr. Chambliss served as a consultant to the Company from October 2003 to September 2004. From 1997 to 2003 Mr. Chambliss was employed by the investment banking division of Merrill Lynch & Co., most recently as Vice President in the Mergers and Acquisitions group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING DYNAMICS CORPORATION

Dated: May 4, 2006	By:	/s/ Patrick T. Chambliss
Patrick T. Chambliss
Vice President, Secretary and
Chief Financial Officer